UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 13, 2016

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2016, the Board of Directors of USA Truck, Inc. (the "Company") announced the appointment of John R. (“Randy”) Rogers as President and Chief Executive Officer of the Company and the appointment of Mr. Rogers to the Board of Directors as a Class II director with a term expiring in 2018, effective January 14, 2016.  Thomas M. Glaser will continue to serve on the Company’s Board of Directors and was appointed Vice Chairman, effective January 14, 2016.

Prior to joining the Company, Mr. Rogers, 53, served as President, Energy & Chemicals, Americas at DHL Supply Chain, formerly known as Exel Logistics, a wholly owned subsidiary of Deutsche Post DHL Group, from April 2012 through January 2016, with responsibility for all supply chain operations, including determining and executing the business strategy, for the sector. From 2009 through April 2012, Mr. Rogers served as CEO Southern Europe at DHL Supply Chain/Exel.  Mr. Rogers served in several capacities at DHL Supply Chain/Exel from 2000 through 2009, including Director – Automotive Sector, Mexico, Vice President – South America, and Senior Vice President – Greater China.  Mr. Rogers began his career in the transportation industry in 1993 at CSX Transportation. Mr. Rogers holds a Bachelor of Science in Economics from Penn State University and an MBA from the Middlebury Institute of International Studies at Monterey.

In connection with his appointment, the Executive Compensation Committee of the Board of Directors (the "Committee") approved compensation for Mr. Rogers as follows: (i) an annualized base salary of $425,000, (ii) a grant of restricted shares equal to $300,000, 25% of which will vest on June 30, 2016, and the remaining 75% of which will vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to continued employment and certain other forfeiture provisions, (iii) a cash signing bonus of $150,000, payable no later than March 31, 2016, conditioned on continued employment at such date, (iv) participation in the Company's Management Bonus Plan for 2016, with (x) a cash bonus with a target of 80% of prorated base salary for 2016, depending upon performance relative to goals set by the Committee, (y) a grant of restricted shares equal to 40% of annualized base salary for 2016, with vesting conditioned upon achievement of performance goals set by the Committee, with a performance period from January 1, 2016, through December 31, 2016, subject to additional time-based vesting in equal annual installments through January 31, 2020, as well as continued employment and certain other forfeiture provisions, and (z) a grant of restricted shares equal to 150% of annualized base salary for 2016, with vesting conditioned upon achievement of performance goals set by the Committee, with a performance period from January 1, 2016, through December 31, 2018, subject to continued employment and certain other forfeiture provisions, (v) a grant of restricted shares equal to $250,000, with vesting conditioned upon the closing price of the Company’s common stock being $50.00 per share or higher on five of the twenty trading days immediately preceding the third anniversary of the grant date, with prorated vesting (between 50% and 100%) if the closing price of the Company’s common stock is greater than $45.00 and less than $50.00 during such twenty-day period, subject to continued employment and certain other forfeiture provisions, (vi) a relocation allowance of up to $60,000, (vii) upon a qualifying severance event, subject to other customary provisions, twelve (12) months of salary continuation and an amount equal to his short-term cash incentive target ("STI Target"), and (vii) upon a qualifying change-in-control event, subject to other customary provisions, (x) a lump sum payment equal to one hundred fifty percent (150%) of his annual base salary and STI Target, (y) a $50,000 relocation services benefit, and (z) reimbursement, on an after-tax basis, of any premiums paid by Mr. Rogers pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for a period of eighteen (18) months. Mr. Rogers agreed to certain non-solicitation, non-competition, and confidentiality covenants.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Mr. Rogers’ employment letter and executive severance and change in control agreement, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

There is no arrangement or understanding between Mr. Rogers and any other person pursuant to which Mr. Rogers was appointed President and Chief Executive Officer and director of the Company. There are no transactions in which Mr. Rogers has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Glaser’s compensation for his service as a director and Vice Chairman of the Board was approved as follows: (i) an annual cash retainer of $40,000, (ii) an annual equity retainer of $60,000, (iii) meeting fees provided to other non-employee directors of the Company, and (iv) in recognition of his service as the Company’s Interim COO and then President and CEO, a one-time grant of 6,500 restricted shares vesting in three equal annual installments, beginning on the first anniversary of the grant date, subject to continued service on the Board and certain other forfeiture provisions.

On January 14, 2016, the Committee approved the following compensation for Michael K. Borrows, the Company’s Executive Vice President and Chief Financial Officer: (i) annualized base salary of $300,000, and (ii) participation in the Company’s Management Bonus Plan for 2016, as follows: (x) a cash bonus with a target of 60% of base salary for 2016, depending upon performance relative to goals set by the Committee, (y) a grant of restricted shares equal to 40% of annualized base salary for 2016, with vesting conditioned upon achievement of performance goals set by the Committee, with a performance period from January 1, 2016, through December 31, 2016, subject to additional time-based vesting in equal annual installments through January 31, 2020, as well as continued employment and certain other forfeiture provisions, and (z) a grant of restricted shares equal to 100% of annualized base salary for 2016, with vesting conditioned upon achievement of performance goals set by the Committee, with a performance period from January 1, 2016, through December 31, 2018, subject to continued employment and certain other forfeiture provisions.

Item 9.01                 Financial Statements and Exhibits

(d) Exhibits

99.1           Press release issued by the Company on January 13, 2016.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the language under the heading "Cautionary Statement Concerning Forward-Looking Statements" at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	January 14, 2016	/s/ Michael K. Borrows
Michael K. Borrows
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release issued by the Company on January 13, 2016.